Exhibit 10.5

AMENDED AND RESTATED PLEDGE AGREEMENT

AMENDED AND RESTATED PLEDGE AGREEMENT (this “Agreement”) dated as of August 15, 2003 between FIRST COMMUNITY BANCORP (the “Pledgor”) and THE NORTHERN TRUST COMPANY, as collateral agent (hereinafter, in such capacity, the “Pledgee”), for the benefit of the Pledgee and the Secured Parties (as defined below).

WHEREAS, Pledgor and The Northern Trust Company (“Northern”) are parties to that certain Revolving Credit Agreement dated as of June 26, 2000, as amended (the “Prior Northern Credit Agreement”) pursuant to which Northern, subject to the terms and conditions contained therein, has made loans to Pledgor;

WHEREAS, Northern and Pledgor are also parties to that certain Pledge Agreement dated as of June 26, 2000, as amended (the “Prior Pledge Agreement”), pursuant to which Pledgor has pledged to Northern a continuing first priority security interest in and to its rights and interests in certain shares of capital stock of its subsidiaries, including the Collateral (as defined below);

WHEREAS, in order to memorialize certain understandings and agreements between the Pledgor and Northern, Pledgor and Northern are concurrently herewith entering into an Amended and Restated Revolving Credit Agreement dated as of even date herewith (as amended, restated, modified or supplemented from time to time, the “Northern Credit Agreement”), which Northern Credit Agreement is intended, among other things, to amend and restate and supersede the Prior Northern Credit Agreement;

WHEREAS, Pledgor and U.S. Bank National Association (“US Bank”; together with Northern, collectively, the “Secured Parties”) are concurrently herewith entering into that certain Revolving Credit Agreement dated as of even date herewith (as amended, restated, modified or supplemented from time to time, the “US Bank Credit Agreement”; together with the Northern Credit Agreement, collectively, the “Credit Agreements”) pursuant to which, subject to the terms and conditions contained therein, US Bank agrees to make loans to Pledgor;

WHEREAS, Northern and US Bank are concurrently herewith entering into that certain Intercreditor Agreement dated as of even date herewith (as amended, restated, modified or supplemented from time to time, the “Intercreditor Agreement”) pursuant to which Northern and US Bank have set forth certain agreements with respect to, among other things, the sharing of the Collateral to secure Pledgor’s obligations to each of Northern and US Bank under the Northern Credit Agreement and the US Bank Credit Agreement, respectively; and

WHEREAS, Pledgor and Pledgee now desire to amend and restate the Prior Pledge Agreement into this Agreement in order to reaffirm Pledgor’s grant to Pledgee, for the benefit of Pledgee and the Secured Parties, as security for the loans and other financial accommodations extended by the Secured Parties to Pledgee under the Credit Agreements, of a first priority security interest in the Collateral, and further desire to confirm that the terms of Prior Pledge Agreement shall have no further force or effect except to the extent necessary to preserve and maintain the enforceability and perfection of Pledgee’s security interest in the Collateral;

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, and the Prior Pledge Agreement is hereby amended and restated, as follows:

1.                                       Definitions.  Terms used herein and not defined herein that are defined in the Uniform Commercial Code in effect from time to time in the State of New York have such defined meanings herein (with terms used in Article 9 controlling over terms used in another Article of the Uniform Commercial Code), unless the context otherwise indicates or requires, and the following terms shall have the following meanings:

“Collateral” shall mean the Pledged Shares, the Stock Rights, and the proceeds of each.

“Credit Documents” shall mean, collectively, the Credit Agreements, each of the promissory notes issued pursuant thereto and the Intercreditor Agreement, each as amended, restated, replaced or extended from time to time.

“Default” shall mean any “Event of Default” as defined in the Intercreditor Agreement.

“Liabilities” shall mean all of the duties, liabilities and obligations of the Pledgor under the Credit Documents and this Agreement.

“Pledged Shares” shall mean 100% of the issued and outstanding shares of capital stock of Pacific Western National Bank held by the Pledgor or otherwise held from time to time by Pledgor.

“Stock Rights” shall mean any dividend or other distribution (whether in cash, securities or other property) and any other right or property which the Pledgor shall receive or shall become entitled to receive for any reason whatsoever as a result of its being a holder of the Pledged Shares, or with respect to, in substitution for, or in exchange for, Pledged Shares.

2.                                       Grant of Security Interest.  To secure the payment and performance of the Liabilities, the Pledgor hereby pledges, hypothecates, assigns, sets over and delivers to the Pledgee, for the benefit of the Pledgee and the Secured Parties, and grants the Pledgee, for the benefit of the Pledgee and the Secured Parties, a security interest in, the Collateral.

3.                                       Representations, Warranties and Covenants.  The Pledgor represents, warrants and covenants that:

(a)                                  The Pledgor is the lawful owner of the Collateral, free and clear of all claims, security interests, liens, encumbrances and rights of others, other than the security interest hereunder, with full right to deliver, pledge, assign and transfer the Collateral to the Pledgee, for the benefit of the Pledgee and the Secured Parties, as Collateral hereunder and, until all Liabilities have been fully, finally and irrevocably satisfied and discharged, the Pledgor shall maintain the lien of this Agreement as a first priority lien on the Collateral and shall not sell or otherwise dispose of all or any part of the Collateral (except, prior to the occurrence of a Default, ordinary cash dividends received by the Pledgor) and shall keep all of the Collateral free of any liens, security interests, claims, encumbrances and rights of others except those arising hereunder.

(b)                                 The Pledgor agrees to deliver to the Pledgee from time to time upon request of the Pledgee such stock powers, financing statements and other documents, satisfactory in form and substance to the Pledgee, with respect to the Collateral as the Pledgee may reasonably request.

(c)                                  The Pledgor shall deliver to the Pledgee, to be held by the Pledgee for the benefit of the Pledgee and the Secured Parties, the certificate(s) evidencing any Pledged Shares held or acquired by the Pledgor from time to time, not later than two Banking Days (as defined in the Credit Agreements) following the acquisition thereof by the Pledgor, together with stock powers covering such certificate(s) duly executed in blank by the Pledgor.

(d)                                 The Pledgor agrees to hold in trust for the Pledgee, for the benefit of the Pledgee and the Secured Parties, upon receipt and immediately thereafter as provided in Section 3(c) pledge and deliver to the Pledgee, to be held by the Pledgee for the benefit of the Secured Parties, any stock certificate, instrument or other document evidencing or constituting Collateral (except, prior to the occurrence of a Default, ordinary cash dividends paid with respect to the Pledged Shares).

(e)                                  The Pledgor agrees to pay when due all taxes, assignments and governmental charges and levies upon the Collateral.

4.                                       Care of Collateral.  The Pledgee shall use reasonable care with respect to the preservation and maintenance of the Collateral; provided that the Pledgee shall not be liable to the Pledgor for any action taken by it in good faith, nor shall the Pledgee be responsible for the consequences of any action or failure to act except to the extent that such action or failure to act is the proximate result of the gross negligence, lack of good faith or willful misconduct of the Pledgee, its agents or employees.

5.                                       Dividends and Voting.  Prior to the occurrence of a Default, the Pledgor shall be entitled (i) to receive and retain all ordinary cash dividends in respect of the Pledged Shares and (ii) to exercise all voting rights in respect of the Pledged Shares.  If any Default occurs and is continuing, all cash dividends distributed in respect of the Pledged Shares shall be delivered to the Pledgee and held as Collateral hereunder, for the benefit of the Pledgee and the Secured Parties.

6.                                       Remedies Upon Default.  In addition to rights granted under other provisions of this Agreement, upon the occurrence of a Default hereunder the Pledgee may from time to time exercise any one or more of the following remedies:

(a)                                  The Pledgee may exercise, as to all or any part of the Collateral, any one or more or all of the rights and remedies granted to a secured party under the Uniform Commercial Code as in effect from time to time in the State of New York or otherwise available at law or in equity, to assure that the Collateral is devoted to the satisfaction of all Liabilities.

(b)                                 The Pledgee may exercise all voting and corporate rights respecting the Collateral, including, without limitation, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares and the Stock Rights as if the Pledgee were the absolute owner thereof.

(c)                                  (i)                                     The Pledgee may sell, assign, contract to sell or otherwise dispose of all or any portion of the Collateral in any commercially reasonable manner, including by private or public sale at such prices and on such terms as the Pledgee deems reasonable under the circumstances, for cash or on credit or for future delivery and without the assumption of any credit risk.  The Pledgee shall give the Pledgor at least fifteen (15) days’ written notice of the time and place of any public sale of the Collateral, or any portion thereof, or of the time after which any private sale or other disposition thereof is to be made, it being expressly acknowledged that said fifteen (15) days’ notice, when given as herein provided, constitutes reasonable notice.  The Pledgee may purchase all or any portion of the Collateral at any sale, and in that event payment of the purchase price may be made by credit against the Liabilities.  Any sale, assignment, contract to sell or other disposition shall be made free of any right or equity of redemption in the Pledgor, which right or equity, if any, is hereby released.  The net proceeds of any disposition of the Collateral by the Pledgee, after deduction of all expenses specified in Section 7, shall be applied toward satisfaction of the Liabilities.

(ii)                                  The Pledgor hereby agrees that in any sale of any of the Collateral hereunder, the Pledgee is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable securities or other law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Pledgee be liable nor accountable to the Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

(d)                                 To the extent permitted by applicable law and upon any notice required by law, the Pledgee may (but need not) retain the Collateral on behalf of the Pledgee and the Secured Parties in full satisfaction of the Liabilities.

(e)                                  Without prior notice to the Pledgor, the Pledgee may transfer all or any part of the Collateral into the name of the Pledgee or its nominee, for the benefit of the Pledgee and the Secured Parties.  The Pledgee shall give notice to the Pledgor of such transfer after the completion thereof.

(f)                                    The Pledgee may, instead of or concurrently with exercising the power of sale or any other right or remedy herein conferred upon it, while a Default exists, proceed by a suit or suits at law or in equity to foreclose the lien on the Collateral or any portion thereof and sell the same under a judgment or decree of a court or courts of competent jurisdiction.

7.                                       Certain Expenses.  In connection with any disposition of the Collateral as in Section 6 provided, the Pledgor shall pay and discharge all expenses, if any, of retaking, insuring, holding, preparing for sale, selling and the like, including, without limiting the generality of the foregoing, accounting and other professional fees and expenses and reasonable attorneys’ fees and legal expenses incurred by the Pledgee in connection with the enforcement of any of its rights hereunder.  Any such expenses may be deducted and retained by the Pledgee from the proceeds of any disposition of the Collateral.

8.                                       Deficiency.  Notwithstanding that the Pledgee may take or refrain from taking any right or remedy hereunder or hold the Collateral and regardless of the value thereof, the Pledgor shall remain liable for the payment in full of the Liabilities.

9.                                       Indemnity.  The Pledgor hereby agrees to indemnify the Pledgee and the Secured Parties and each officer, director, employee and agent thereof (herein individually each called an “Indemnitee” and collectively called the “Indemnitees”) from and against any and all losses, claims, damages, reasonable expenses (including, without limitation, reasonable attorneys’ fees other than document preparation expenses of a Secured Party) and liabilities (all of the foregoing being herein called the “Indemnified Obligations”) incurred by any Indemnitee in connection with the Credit Documents, except for any portion of such losses, claims, damages, expenses or liabilities incurred solely as a result of the gross negligence or willful misconduct of the applicable Indemnitee or for obligations of such Indemnitee to the Pledgor, and except for any portion of which arises solely out of a dispute between the Secured Parties over the terms or provisions of this Pledge Agreement or the Intercreditor Agreement.  If and to the extent that the foregoing indemnity may be unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Obligations which is permissible under applicable law.  All obligations provided for in this Section shall survive any termination of the Credit Documents.

10.                                 Pledgee Appointed Attorney-in-Fact.  The Pledgor hereby grants to the Pledgee a power of attorney to execute on the Pledgor’s behalf all assignments, licenses and transfers of the Collateral, and to do all other acts which the Pledgor is obligated to execute or do under any provision of this Agreement or any of the Credit Documents if the Pledgor has not acted within three business days after request by the Pledgee.  This power of attorney is coupled with an interest and is irrevocable.

11.                                 Notices.  Any notice hereunder to the Pledgor or the Pledgee shall be in writing and shall be given to such party at its address set forth below its name on the signature page.

12.                                 Binding Agreement;  Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns, except that the Pledgor shall not assign this Agreement.

13.                                 Miscellaneous.

(a)                                  No Default shall be waived by the Pledgee except in writing and no waiver by the Pledgee of any Default shall operate as a waiver of any other or of the same Default at a future occasion.  No single or partial exercise of any right, power or privilege hereunder or under applicable law shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)                                 The Section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Agreement.

(c)                                  Any modification or amendment of or waiver of rights under this Agreement shall be binding only if contained in a writing signed by the parties hereto.

(d)                                 This Agreement shall be governed by the internal laws (not the laws of conflict) of the State of New York.

(e)                                  Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.                                 Amendment and Replacement.  This Agreement is a restatement of, and is a replacement of, the Prior Pledge Agreement, and nothing contained herein shall be construed to release, cancel, terminate or otherwise adversely affect all or any part of any lien, pledge, assignment, security interest or other encumbrance heretofore granted pursuant to such Prior Pledge Agreement which has not otherwise been expressly released.

[Signature Page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

FIRST COMMUNITY BANCORP

By:
Name:
Title:

Address:

Attention:

THE NORTHERN TRUST COMPANY, as Collateral Agent

By:
Name:	Thomas E. Bernhardt

Title:	Vice President
Address:	50 South LaSalle Street
Chicago, Illinois 60675
Attention:	Correspondent Services Division